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                       [LETTERHEAD OF HALE AND DORR LLP]

                                                            Exhibit 5.1


                                    July 31, 2001


MicroStrategy Incorporated
1861 International Drive
McLean, Virginia 22102

     Registration Statement on Form S-3
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Ladies and Gentlemen:


     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 1,900,000 shares of the class A common stock, $.001 par value per share (the "Shares"), of MicroStrategy Incorporated, a Delaware corporation (the "Company"). The Shares will be issued upon exercise of certain warrants (the "Warrants") to be issued by the Company pursuant to a settlement agreement among the Company, certain of its officers and directors and plaintiffs' counsel, approved by the United States District Court for the Eastern District of Virginia on April 2, 2001, relating to a consolidated class action lawsuit filed against the Company, certain of its officers and directors and its independent accountants.


     We have acted as counsel for the Company in connection with the registration of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.
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July 31, 2001

Page 2


     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Company's Certificate of Incorporation and the Warrants, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Hale and Dorr LLP


                                            HALE AND DORR LLP